                                                                    Exhibit 10.1










                      AGREEMENT FOR THE SALE AND PURCHASE

                                OF THE STOCK OF

                             HARFORD DISPOSAL, INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
RECITALS....................................................................   1


ARTICLE I ACQUISITION; CLOSING..............................................   1


ARTICLE II REPRESENTATIONS AND WARRANTIES
 OF THE SELLER..............................................................   3


ARTICLE III REPRESENTATIONS AND WARRANTIES
 OF THE PURCHASER...........................................................   6


ARTICLE IV ADDITIONAL AGREEMENTS OF SELLER..................................   7


ARTICLE V ADDITIONAL AGREEMENTS OF PURCHASER................................   8


ARTICLE VI CONDITIONS OF PURCHASER..........................................   8


ARTICLE VII CONDITIONS OF SELLER............................................   9


ARTICLE VIII INDEMNIFICATION................................................  10


ARTICLE IX OTHER PROVISIONS.................................................  12

                                    SCHEDULES



2.1             Charter Documents of Company

2.9(a)          Exceptions relating to environmental issues and liability

2.9(b)          Landfills

2.9(c)          Notices of Violation

                  AGREEMENT FOR THE SALE AND PURCHASE OF STOCK

          This Agreement for the Sale and Purchase of Stock ("Agreement") is made as of August 15, 1997, by and between Blake Van Leer (the "Seller"), on the one hand, and Eastern Environmental Services, Inc., a Delaware corporation ("Purchaser"), on the other hand.

                                    RECITALS

          WHEREAS, the Seller is the owner of all of the outstanding shares of stock ("Company Shares") of Harford Disposal, Inc., a Maryland corporation ("the Company"); and

          WHEREAS, the Company has negotiated and will enter into an agreement (the "Contract") with Terry D. Stancill, Timothy K. Stancill, Jerry L. Stancill, and Timothy D. Stancill to purchase all of the outstanding shares of stock of Pappy, Inc. ("Pappy"), which is in the business of operating a rubble landfill and a sand and gravel mining facility in Harford County, Maryland, known as the Oak Avenue Rubble Fill; and

          WHEREAS, the Purchaser desires to purchase all of the Company Shares and acquire the Company, and the Seller desires to sell all of the Company Shares and sell the Company, all subject to the terms and conditions contained herein.

                                   ARTICLE I
                              Acquisition; Closing

     Section 1.1   Incorporation of Recitals.  The recitals set forth above are
                   -------------------------
incorporated herein by reference and are a part of this Agreement.

     Section 1.2   Time and Place for Closing. Closing under this Agreement
                   --------------------------
shall take place immediately following execution of this agreement, time being of the essence, at the offices of Purchaser's counsel, Robert M. Kramer & Associates, P. C., 1150 First Avenue, King of Prussia, Pennsylvania, or such other place as the parties hereto may agree upon. The date that Closing occurs is referred to hereinafter as the "Closing Date" and the act of closing as "Closing."

     Section 1.3   Agreement to Sell Stock of Company. At the Closing, the
                   ----------------------------------
Seller agrees to transfer and deliver to Purchaser all the Company Shares and Purchaser agrees to purchase the Company Shares.

     Section 1.4   Description of Company Assets. The parties agree that the
                   -----------------------------
only tangible and intangible property owned by the Company which the Purchaser will acquire through ownership of the Company Shares shall consist of Company's rights and property interests under the Contract and all of the outstanding stock of Pappy ("Pappy Stock").

     Section 1.5   Excluded Assets. The parties agree that there will be no
                   ---------------
tangible or intangible property owned by the Company which is not being sold to the Purchaser.

     Section 1.6   Consideration. The aggregate purchase price (the "Purchase
                   -------------
Price") for the Company Shares which the Purchaser agrees to pay and the Seller agrees to accept at the Closing shall be One Hundred Thousand Dollars ($100,000.00) payable by federal wire transfer at Closing ("Cash Purchase Price"). Purchaser also agrees to provide funding to consummate the closing under the Contract; provided, however, that if closing under the Contract does not take place simultaneously with or immediately subsequent to the Closing, all funds including the Purchase Price shall be returned to Purchaser, the Company Shares shall be returned to Seller, and this Agreement shall be terminated and of no further force and effect.

     Section 1.7   Deliveries by Purchaser.  At the Closing, Purchaser shall
                   -----------------------
deliver, all duly and properly executed (where applicable):

          (a) The payment due on the Closing Date, as provided in Section 1.6 above to be delivered to the Seller;

          (b) A copy of the resolutions of the Board of Directors of Purchaser authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated herein; and

          (c) A favorable opinion from counsel for Purchaser, dated the day of the Closing, to the effect that this Agreement has been duly and legally authorized by all necessary corporate action on the part of Purchaser, has been duly and legally executed and delivered by Purchaser, and is the valid, enforceable and binding Agreement of Purchaser, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditor's rights generally.

     Section 1.8   Deliveries by Seller.  At the Closing, the Seller shall
                   --------------------
deliver, all duly executed, the following:

          (a) Certificates in valid form evidencing all of the Company Shares, duly endorsed to Purchaser or accompanied by duly executed stock powers attached or otherwise executed in the presence of authorized representatives of Purchaser or, if not executed in the presence of authorized representatives of Purchaser, then same shall be guaranteed by a brokerage house acceptable to the Purchaser (the certificates and stock powers referred to in this Section 1.8(a) are collectively referred to as the "Endorsed Certificates or Stock Powers");

          (b) Except as may be otherwise required by Purchaser, the written resignations of all officers and directors of the Company at the time of Closing;

          (c) A release from Seller, in a form and content satisfactory to Purchaser, which provides that the Seller is releasing the Company and the Purchaser from any and all claims, causes of action, debts and obligations whatsoever except any and all obligations of Purchaser arising under this Agreement;

          (d) A current certificate of good standing for the Company from the Maryland Department of Assessments and Taxation;

          (e) A favorable opinion from counsel for the Seller, dated the date of the Closing, in form and substance satisfactory to counsel for Purchaser, to the effect (i) that this Agreement has been duly and legally authorized, executed and delivered by the Seller and is the valid, enforceable and binding Agreement on the Seller, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditor's rights generally, and (ii) the Company is a business corporation duly organized, validly existing and in a condition of good standing under the laws of each jurisdiction where it does business; and

          (f) The books and records of the Company, including, without limitation, all original financial and operating records, the corporate minute book, the corporate stock ledgers and title documents.

                                   ARTICLE II
                  Representations and Warranties of the Seller

     With knowledge that Purchaser is relying upon the representations, warranties and covenants herein contained, the Seller represents and warrants to Purchaser and makes the following covenants for Purchaser's benefit. The Seller represent and warrant that the representations and warranties contained in this
Article II are true on the date hereof and shall be true on the Closing Date.

     Certain of the following representations and warranties are made "to Seller's knowledge." When so used, "Seller's knowledge" shall mean the actual conscious awareness of Seller or every officer, director, shareholder and employee of Company.

     Section 2.1   Organization and Standing. The Company is duly organized,
                   -------------------------
legally existing and in good standing under the laws of the state of its incorporation, with full power and authority to own its properties and conduct its business as now being conducted. The Company does not own any stock or interest in any other corporation, partnership, or other business organization, other than as acquired pursuant to the Contract. The Company was incorporated on August 5, 1997. Copies of the Company's Articles of Incorporation and Bylaws are attached hereto as Schedule 2.1.

     Section 2.2   Company Stock. All of the authorized, issued, and outstanding
                   -------------
shares of capital stock of the Company are owned by the Seller, and the Company has no other securities outstanding, including without limitation equity securities, debt securities or options. The Company Shares that Seller owns are legally and validly authorized and issued, fully paid and nonassessable and free and clear of all liens, claims and encumbrances of every kind and nature and are not subject to any agreement or instrument relating to the transfer, disposition or voting of such securities. There are no outstanding rights of any kind to acquire additional shares of any class from the Company nor has any person claimed any such rights. All of the outstanding shares of the Company's capital stock have been duly authorized, issued, and are fully and validly paid and non-assessable.

     Section 2.3   Company Assets, Contracts and Operations. From the date of
                   ----------------------------------------
its incorporation up to and including the Closing Date, the Company has had no assets or tangible or intangible property other than the Contract and those acquired pursuant to the Contract, and has conducted no business operations whatsoever. The Company is not a party to any other agreement or instrument of any kind.

     Section 2.4   Title. At Closing, the Company shall have good and marketable
                   -----
title to all of the outstanding shares of the capital stock of Pappy, free and clear of any mortgage, pledge, lien, encumbrance, charge, claim, security agreement, agreement regarding or restricting transfer or title retention or other security arrangement.

     Section 2.5   Liabilities. From the date of its incorporation up to and
                   -----------
including the Closing Date, the Company has had no liabilities, fixed or contingent, other than those arising under the Contract.

     Section 2.6   Warranties under the Contract. To Seller's knowledge, no
                   -----------------------------
representation or warranty contained in the Contract and no information contained in any Exhibit or Schedule or other document delivered to the Seller or the Company under the Contract contains any untrue statement of a material fact or omits to state any statement of a material fact necessary to make the statements contained therein not misleading. To Seller's knowledge, all representations and warranties contained in the Contract shall be true and correct at and as of the Date of Closing, with the same force and effect as though made at and as of the Date of Closing.

     Section 2.7   Tax Returns. The Company has filed all franchise, capital
                   -----------
stock, Federal and other tax returns for all periods on or before the due date of such return and has paid all taxes due for the periods covered by the said returns. The Company is a Subchapter C corporation under the Internal Revenue Service Code.

     Section 2.8   Employees.  From the date of its incorporation up to and
                   ---------
including the Closing Date, the Company has had no employees of any kind.

     Section 2.9   Legality of Operation of Pappy.  The representations and
                   ------------------------------
warranties given in this Section 2.9 are made solely to Seller's knowledge:

          (a) Pappy is in compliance with all Federal, state and local laws, rules and regulations relating to environmental issues of any kind and/or the receipt, transport or disposal of any hazardous or non-hazardous waste materials from any source ("Environmental Law"). Except as disclosed in Schedule 2.9(a), with respect to any Environmental Law, Pappy is in compliance with all permits, licenses, and orders related thereto or issued thereunder with respect to Environmental Laws, as are or may be applicable to Pappy's property and operations, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located. Except as set forth on Schedule 2.9(a) there are no Environmental Law related claims, actions, suits or proceedings pending, or threatened against or affecting Pappy, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in an adverse change in the financial condition or business of Pappy of $5,000 or more or which would invalidate the Contract or any action taken in connection with the Contract. Except as set forth on Schedule 2.9(a), Pappy has not transported, stored, treated or disposed, nor has Pappy allowed any third persons, on its behalf, to transport, store, treat or dispose waste to or at (i) any location other than a site lawfully permitted to receive such waste for such purpose or, (ii) any location currently designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar federal or state statute; nor has the Pappy performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of state or federal laws and regulations or in any other manner which may result in liability for contamination of the environment; and Pappy has not disposed, nor has Pappy knowingly allowed third parties to dispose of waste upon property owned or leased by Pappy other than as permitted by, and in conformity with, applicable Environmental Law. Except as disclosed in Schedule 2.9(a), Pappy has not received notification of any past or present failure by Pappy to comply with any Environmental Law applicable to it or its operations or its assets. Without limiting the generality of the foregoing, Pappy has not received any notification (including requests for information directed to Pappy or an owner thereof) from any governmental agency asserting that the business is or may be a "potentially responsible person" for a remedial action at a waste storage, treatment or disposal facility, pursuant to the provisions of CERCLA, or any similar federal or state statute assigning responsibility for the costs of investigating or remediating releases of contaminants into the environment. Pappy has not received hazardous waste as defined in the Resource Conservation and Recovery Act, 42 USCA Section 6901 et seq., or in any similar federal or
                                       -- ---
state statute.

          (b) Except as listed in Schedule 2.9(b) attached hereto and incorporated herein by reference, Pappy has never owned, operated, had an interest in, engaged in and/or leased a waste transfer, recycling, treatment, storage, landfill or other disposal facility except for the Oak Avenue Rubble Fill. Pappy has obtained and maintained, when required to do so under applicable Laws, trip tickets, signed by the applicable waste generators demonstrating the nature of all waste deposited and or transported by Pappy. No employee, contractor or agent of Pappy has, in the course and scope of employment with Pappy, been harmed by exposure to hazardous materials, as defined under the Laws. No liens with respect to environmental liability have been imposed against Pappy under CERCLA, any comparable Maryland statute or other applicable Law, and no facts or circumstances exist which would give rise to the same.

          (c) Attached hereto as Schedule 2.9(c) is a list of all Notice of Violations issued to Pappy by any federal, state or local regulatory agency. There are no notices of violation either from a federal, state or local authority received by Pappy or outstanding, except as listed in Schedule 2.9(c).

          (d) No officer, director, shareholder or employee of Pappy is under investigation by any District Attorney or similar state or local official or agency or the Justice Department of the United States of America for the violation of any Laws, including, without limitation, racketeering, unfair competition, or anti-trust. No facts or circumstances exist which would cause Pappy to be liable for the violation of any Laws including, without limitation, racketeering, unfair competition, or anti-trust.

     Section 2.10  Legal Compliance. Seller and Company have the right, power,
                   ----------------
legal capacity and authority to enter into, and perform their respective obligations under this Agreement, and no approvals or consents of any other persons are necessary in connection with the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of the directors and shareholders of the Company. The execution, delivery and performance of this Agreement will not result in a breach of or constitute a default or result in the loss of any material right or benefit under the Contract nor will it constitute a fraud upon any party to the Contract. Seller agrees to indemnify and defend Purchaser under the terms of Article VIII hereof from any such claim of fraud, breach or default under the Contract, including any claim by any selling stockholder under the Contract arising out of Seller's failure to notify such stockholder of the nature or existence of this Agreement or the sale of the Company Shares. Further, the execution, delivery and performance of this Agreement will not result in a breach of or constitute a default or result in the loss of any material right or benefit under:

          (a) Any charter, by-law, agreement or other document to which the Company is a party or by which the Company or any of its property is bound; or

          (b) Any decree, order or rule of any court of governmental authority which is binding on the Company or on the property of the Company.

     Section 2.11  Transaction Intermediaries. No agent or broker or other
                   --------------------------
person acting pursuant to the authority of the Company or the Seller is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     Section 2.12  Disclosure. To Seller's knowledge, neither the
                   ----------
representations and warranties of the Seller contained in this Agreement nor any information contained in any Exhibit or Schedule or other document delivered by the Seller or the Company to Purchaser contains any untrue statement of a material fact, or omits to state any statement of a material fact necessary to make the statements contained therein or herein not misleading. No investigation conducted by the Purchaser shall be deemed to limit or vitiate in any way the effect of the representations and warranties made herein, however, Purchaser shall disclose in writing to Seller at or prior to Closing any representation or warranty which Purchaser shall have found to be untrue or incorrect.

     Section 2.13  Litigation. There is no pending or, to Seller's knowledge,
                   ----------
threatened litigation, administrative or judicial proceedings or investigation involving the Company or its assets, liabilities or the Company Shares.

                                   ARTICLE III
                   Representations and Warranties of Purchaser

     Purchaser represents and warrants to the Seller that the representations and warranties contained in this Article III are true on the date hereof and shall be true on the Closing Date.

     Section 3.1   Structure. Purchaser is a corporation duly organized and
                   ---------
legally existing in good standing under the laws of Delaware.

     Section 3.2   Authorization to Proceed with this Agreement. Purchaser has,
                   --------------------------------------------
by proper corporate proceedings, duly authorized the execution, delivery and performance of this Agreement.

     Section 3.3   Absence of Intermediaries. No agent, broker, or other person
                   -------------------------
acting pursuant to Purchaser's authority will be entitled to make any claim against the Company or against the Seller for any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     Section 3.4   Commission Filings. Purchaser has delivered to Seller current
                   ------------------
(for the quarter ending March 31, 1997) and all historical filings made by Eastern on Forms 8-K, 10-K, 10-Q and Proxy Statements timely filed with the Securities and Exchange Commission ("SEC") for fiscal year ending June 30, 1997 (the "Public Reports"). The Public Reports accurately and completely describe, in all material respects, Purchaser's financial status, business operations and prospects as of the date of such filings and as of the date hereof, and do not omit any material fact(s) necessary to make the information contained in the filings not misleading.

                                   ARTICLE IV
                         Additional Agreements of Seller

     The Seller covenants and agrees with Purchaser as follows:

     Section 4.1   Condition of Pappy Business Records. It is explicitly agreed
                   -----------------------------------
to by the parties to this Agreement that a requisite element to the continued operation of the business of Pappy by Purchaser is the availability of audited financial statements for Pappy consisting of: (i) balance sheets as of December 31, 1994, 1995, and 1996 and the last day of the last calendar quarter ending prior to the Closing Date, and (ii) statements of income, cash flow and retained earnings for the twelve-month periods ending December 31, 1994, 1995, and 1996 and the interim period between December 31, 1996, and the last day of the last calendar quarter ending prior to the Closing Date (collectively, the "Audited Financial Statements"). If the financial and business records of Pappy as of the Closing Date are such that Audited Financial Statements cannot be obtained by Purchaser using good faith, reasonable efforts within Sixty (60) days after the Closing Date, then Purchaser, at its sole option and in its sole discretion, shall be entitled to rescind this Agreement by returning the Company Shares to Seller together with a notice of rescission. Seller shall return to Purchaser the Purchase Price plus the amount provided by Purchaser to fund the closing under the Contract in exchange for the Company Shares two days after Seller's receipt of the notice of rescission under this Section.

     Section 4.2   Access to Records and the Property. The Seller will cause the
                   ----------------------------------
Company to give to Purchaser and its representatives, experts and advisors, from and after the date of execution of this Agreement and up until Closing, full access to all of the properties, assets, books, contracts, documents, records, contracts and customer lists of the Company and Pappy, and to make available to Purchaser and its representatives, experts and advisors all additional financial statements of and all information with respect to the business and affairs of the Company and Pappy that Purchaser may reasonably request. Purchaser and its representatives shall have the right to copy any information or documentation the Purchaser is entitled to inspect under this Section 4.1.

         Section 4.4  FIRPTA Certificate. Purchaser and Company acknowledge that
                      ------------------
the financial provisions of this Agreement are subject to the requirements of the Foreign Investment in Real Property Tax Act ("FIRPTA"), and that the Internal Revenue Code ("Code") Sections 1445 and 6039C require Purchaser in certain circumstances to withhold ten percent (10%) of the amount realized by the Purchaser. Among other circumstances, Purchaser is not required to withhold said amount if Company furnishes Purchaser with a certificate stating the Company's U.S. Taxpayer Identification Number and that the Company is not a foreign person within the meaning of the Code. Company agrees to provide to Purchaser at Closing such certificate as is reasonably necessary to insure that such withholding is not required under FIRPTA.

                                    ARTICLE V
                       Additional Agreements of Purchaser

         Section 5.1  Payment of Expenses. Purchaser will pay all expenses
                      -------------------
(including legal fees) incurred by it in connection with the negotiation, execution and performance of this Agreement. The Seller will pay all expenses incurred by the Seller (including legal fees) in connection with the negotiation, execution and performance of this Agreement.

         Section 5.3  Books and Records. From the Closing Date to one year after
                      -----------------
the Closing Date, the Purchaser shall allow the Seller and its professional advisers access to all business records and files of the Company pertaining to the operation of the Company prior to the Closing Date which were delivered to the Purchaser in accordance with this Agreement ("Records") where the Seller requires access to the Records for the purpose of preparing his tax returns, responding to any audit or informational request regarding his tax returns or if required by him for use in a judicial proceeding in which he is a party. Access to the records shall be during normal working hours at the location where such Records are stored. The Seller shall have the right, at his own expense, to make copies of any Records provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere unreasonably with the normal conduct of the Purchaser's business. For a period of one year after the Closing Date, the Purchaser shall not dispose of or destroy any material Records without first providing written notice to the Seller at least 30 days prior to the proposed date of such disposition or destruction.

                                   ARTICLE VI
                             Conditions of Purchaser

         The Obligations of Purchaser to effect the transaction contemplated by this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following items which are conditions to the Closing:

         Section 6.1  Compliance by Seller. The Seller and the Company shall
                      --------------------
have performed and complied with all of the obligations and conditions required by this Agreement to be performed or complied with by the Seller and Company at or prior to the Closing Date. All representations and warranties of Seller contained in this Agreement shall be true and correct at and as of the Date of Closing, with the same force and effect as though made at and as of the Date of Closing, except for changes expressly permitted by this Agreement, and Purchaser shall have received a Certificate duly executed by the Seller representing and warranting the foregoing.

         Section 6.2  Due Diligence Investigation. As a condition of Closing,
                      ---------------------------
the Purchaser shall be satisfied with the results of the due diligence investigation it has made concerning Pappy and the Contract.

         Section 6.3  Closing Under the Contract.  Simultaneously with Closing
                      --------------------------
under this Agreement, the Company shall close the transaction set forth in the Contract.

         Section 6.4  Litigation Affecting This Transaction. There shall be no
                      -------------------------------------
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Purchaser to own, operate in its entirety or control any of the Company or Pappy or the business Pappy operates or which, as a result of the transaction contemplated by this Agreement, might affect such right as to Purchaser or any affiliate thereof subsequent to the Date of Closing and which, in the judgment of the Board of Directors of Purchaser, made in good faith and based upon advice of its counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.



                                   ARTICLE VII
                              Conditions of Seller

         The obligations of the Seller to transfer the Company Shares in accordance with this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following conditions:

         Section 7.1  Compliance by Purchaser. The Purchaser shall have
                      -----------------------
performed and complied with all of the obligations and conditions required by this Agreement to be performed or complied with by it at or prior to or at the Closing Date. All representations and warranties of Purchaser contained in this Agreement shall be true and correct at and as of the Date of Closing, with the same force and effect as though made at and as of the Date of Closing, except for changes expressly permitted by this Agreement.

         Section 7.2  Litigation Affecting This Transaction. There shall be no
                      -------------------------------------
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Purchaser to own, operate in its entirety or control any of the Company or Pappy or the business Pappy operates which, as a result of the transaction contemplated by this Agreement, might affect such right as to Purchaser or any affiliate thereof subsequent to the Date of Closing and which, in the judgment of the Seller, made in good faith and based upon advice of their counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

                                  ARTICLE VIII
                                 Indemnification

         Section 8.1  Indemnification by Seller. Seller agrees that it will
                      -------------------------
indemnify, defend, protect and hold harmless Purchaser and its officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, legal representatives, successors and assigns from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to Seller, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, from: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties by the Seller, set forth in this Agreement or in the Schedules attached to this Agreement; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of Seller made in this Agreement and to be performed by Seller before or after the Closing Date; (c) violation of the requirements of any governmental authority relating to the reporting and payment of federal, state, local or other income, sales, use, franchise, excise or property tax liabilities of the Company arising or accrued prior to the Closing Date; (d) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b), or (c) of this Section 8.1 of this Agreement has occurred.

         Section 8.2  Indemnification by Purchaser. Purchaser agrees that it
                      ----------------------------
will indemnify, defend, protect and hold harmless Seller and its officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, heirs, legal representatives, successors and assigns, as applicable, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by it, as a result of or incident to: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties of Purchaser set forth in this Agreement or in the Schedule attached to this Agreement; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of Purchaser made in this Agreement and to be performed by Purchaser before or after the Closing Date; (c) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), or (b) of this
Section 8.2 has occurred.

         Section 8.3  Procedure for Indemnification with Respect to Third Party
                      ---------------------------------------------------------
Claims.
------

                (a) If any third party shall notify a party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Article VIII, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced. Such notice shall state the amount of the claim and the relevant details thereof.

                (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within ten days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party pursuant to the provisions of Article VIII, as applicable, from and against the entirety of any adverse consequences (which will include, without limitation, all losses, claims, liens, and attorneys' fees and related expenses) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only monetary damages and does not seek an injunction or equitable relief, (iv) settlement of, or adverse judgment with respect to the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.3(b) above, (i) the Indemnified Party may retain separate co- counsel at its sole cost and expense and participate in (but not control) the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld). In the case of (c)(ii) or (c)(iii) above, any such consent to judgment or settlement shall include, as an unconditional term thereof, the release of the Indemnifying Party from all liability in connection therewith.

                (d) If any condition set forth in Section 8.3(b) above is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VIII.

         Section 8.4 Procedure for Non-Third Party Claims. If Purchaser or any
                     ------------------------------------
Seller wishes to make a claim for indemnity under Section 8.1 or Section 8.2, as applicable, and the claim does not arise out of a third party notification which makes the provisions of Section 8.3 applicable, the party desiring indemnification ("Indemnified Party") shall deliver to the party from which indemnification is sought ("Indemnifying Party") a written demand for indemnification ("Indemnification Demand"). The Indemnification Demand shall state: (a) the amount of losses, damages or expenses to which the

Indemnified Party has incurred or has suffered or is expected to incur or suffer to which the Indemnified Party is entitled to indemnification pursuant to
Section 8.1 or Section 8.2, as applicable; (b) the nature of the event or occurrence which entitles the Indemnified Party to receive payment under Section
8.1 or Section 8.2, as applicable. If the Indemnifying Party wishes to object to an Indemnification Demand, the Indemnifying Party must send written notice to the Indemnified Party stating the objections and the grounds for the objections ("Indemnification Objection"). If no Indemnification Objection is sent within thirty (30) days after the Indemnification Demand is sent, the Indemnifying Party shall be deemed to have acknowledged the correctness of the claim or claims specified in the Indemnification Demand and shall pay the full amount claimed in the Indemnification Demand within forty-five (45) days of the day the Indemnification Demand is dated. If for any reason the Indemnifying Party does not pay the amounts claimed in the Indemnification Demand, within thirty days of the Indemnification Demand's date, the Indemnified Party may institute legal proceedings to enforce payment of the indemnification claim contained in the Indemnification Demand and any other claim for indemnification that the Indemnified Party may have.

         Section 8.5  Survival of Claim. All of the respective representations,
                      -----------------
warranties and obligations of the parties to this Agreement shall survive consummation of the transactions contemplated by this Agreement until three years from the Closing Date. Notwithstanding the prior sentence which provides that the representations and warranties expire after certain stated periods of time, if within the stated period of time, a notice of a claim for indemnification or Indemnification Demand is given, or a suit or action based upon representation or warranty is commenced, the Indemnified Party shall not be precluded from pursuing such claim or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim or action, by reason of the expiration of the representation or warranty.

         Section 8.6  Prompt Payment. In the event that any party is required to
                      --------------
make any payment under this Article VIII, such party shall promptly pay the Indemnifying Party the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Article VIII, the Indemnifying Party shall, nevertheless, pay when due such portion, if any, of the obligation as shall not be subject to dispute. The portion in dispute shall be paid upon a final and non-appealable resolution of such dispute. Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any person with respect to the subject matter of such claim.

                                  ARTICLE IX
                               Other Provisions

         Section 9.1  Nondisclosure by Seller. Seller recognizes and
                      -----------------------
acknowledges that he has in the past, currently has, and in the future will have certain confidential information of Purchaser such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of Purchaser. Seller agrees that for a period of two (2) years from the Closing Date he will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of Purchaser, unless (i) such information becomes known to the public generally through no fault of Seller,
(ii)

Seller is compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) the Closing does not take place. In the event of a breach or threatened breach by Seller of the provisions of this Section, Purchaser shall be entitled to an injunction restraining Seller from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Purchaser from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

         Section 9.2  Nondisclosure by Purchaser. Purchaser recognizes and
                      --------------------------
acknowledges that it has in the past, currently has, and prior to the Closing Date, will have access to certain confidential information of the Company, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company. Purchaser agrees that it will not utilize such information in the business or operation of Purchaser or any of its affiliates or disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, unless (i) such information becomes known to the public generally through no fault of Purchaser or any of its affiliates, (ii) Purchaser is compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) Closing takes place. In the event of a breach or threatened breach by Purchaser of the provisions of this Section, Seller shall be entitled to an injunction restraining Purchaser from utilizing or disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting Seller from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

         Section 9.3  Assignment; Binding Effect; Amendment. This Agreement and
                      -------------------------------------
the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors, personal representatives and assigns. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties hereto.

         Section 9.4  Entire Agreement. This Agreement, is the final, complete
                      ----------------
and exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as the Agreement. The Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior to contemporaneous discussions, correspondence, or oral or written agreements of any kind. The parties to this Agreement have relied on their own advisors for all legal, accounting, tax or other advice whatsoever with respect to the Agreement and the transactions contemplated hereby.

         Section 9.5  Counterparts. This Agreement may be executed
                      ------------
simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         Section 9.6  Notices.  All notices or other communications required or
                      -------
permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

                  (a)  If to Purchaser, addressed to it at:

                           Eastern Environmental Services, Inc.
                           1000 Crawford Place, Suite 101
                           Mount Laurel, New Jersey 08054




                           with a copy to:

                           Robert M. Kramer & Assoc., P.C.
                           1150 First Avenue, Suite 900
                           King of Prussia, Pennsylvania 19406

                  (b)      If to Seller, addressed to him at:

                           Blake Van Leer
                           Oak Grove Marine Center, Bldg.  , Box 5
                           2822 Solomons Island Road
                           Edgewater, Maryland 21037

                           with a copy to:

                           Arvin E.  Rosen Esq.
                           Siskind Grady Rosen & Hoover, P.A.
                           2 East Fayette Street
                           Baltimore, Maryland 21202

Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section 9.6.

         Section 9.7  Governing Law. This Agreement shall be governed by and
                      -------------
construed in accordance with the internal laws of the State of Maryland, without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

         Section 9.8  No Waiver. No delay of or omission in the exercise of any
                      ---------
right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

         Section 9.9  Time of the Essence. Time is of the essence of this
                      -------------------
Agreement as well as all dates referred to herein and extensions thereof.

         Section 9.10  Captions. The headings of this Agreement are inserted for
                       --------
convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

         Section 9.11  Severability. In case any provision of this Agreement
                       ------------
shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         Section 9.12  Construction. The parties have participated jointly in
                       ------------
the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "Including" means included, without limitation.

         Section 9.13  Extension or Waiver of Performance. Either the Seller or
                       ----------------------------------
Purchaser may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement, provided that any such extension or waiver shall be in writing and signed by the Seller and the Purchaser.

         Section 9.14  Liabilities of Third Parties. Nothing in this Agreement,
                       ----------------------------
whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors, legal representative and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third person any rights of subrogation or action over or against any party to this Agreement.

         Section 9.15  Agreement Not Binding Until Fully Executed.  This
                       ------------------------------------------
Agreement shall not be binding on any party hereto until the Agreement has been fully executed.

         Section 9.16 Publicity. Prior to Closing, except as may be required by
                      ---------
law, no party to this Agreement shall issue any press release or otherwise make any statement with respect to the transactions contemplated by this Agreement without the prior consent of the other party, which shall not be unreasonably withheld.

         Section 9.17  Arbitration.
                       -----------

                  (a) Each and every controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in Baltimore, Maryland, in accordance with the commercial rules (the "Rules") of the American Arbitration Association then obtaining, and judgment upon the award rendered in such arbitration shall be final and binding upon the parties and may be confirmed in any court having jurisdiction thereof. Notwithstanding the foregoing, this Agreement to arbitrate shall not bar any party from seeking temporary or provisional remedies in any Court having jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement, which such demand shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil Procedure the claims to be submitted to arbitration. Additionally, the demand for arbitration shall be stated with reasonable particularity with respect to such demand with documents attached as appropriate. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

                  (b) The arbitrators shall have the authority and jurisdiction to determine their own jurisdiction and enter any preliminary awards that would aid and assist the conduct of the arbitration or preserve the parties' rights with respect to the arbitration as the arbitrators shall deem appropriate in their discretion. The award of the arbitrators shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrators with respect to each of the issues so submitted.

                  (c) Within sixty (60) days after the commencement of any arbitration proceeding under this Agreement, each party shall file with the arbitrators its contemplated discovery plan outlining the desired documents to be produced, the depositions to be take, if ordered by the arbitrators in accordance with the Rules, and any other discovery action sought in the arbitration proceeding. After a preliminary hearing, the arbitrators shall fix the scope and content of each party's discovery plan as the arbitrators deem appropriate. The arbitrators shall have the authority to modify, amend or change the discovery plans of the parties upon application by either party, if good cause appears for doing so.

                  (d) The award pursuant to such arbitration will be final, binding and conclusive.

                  (e) Counsel to Seller and Purchaser in connection with the negotiation of and consummation of the transactions under this Agreement shall be entitled to represent their respective party in any and all proceedings under this Section or in any other proceeding (collectively, "Proceedings"). Seller and Purchaser, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such Proceedings for any reason, including but not limited to the fact that such counsel or any member thereof may be a witness in any such Proceedings or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the party represented by such counsel in any such Proceedings.







         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                          SELLER
WITNESS


/s/ Judy Silverstein                      /s/ Blake Van Leer
----------------------                    ---------------------
                                          Blake Van Leer


                                          PURCHASER
                                          EASTERN ENVIRONMENTAL SERVICES, INC.


                                          By: /s/ Robert M. Kramer
                                             --------------------------
                                          Its: Executive Vice President
                                              -------------------------